Consent of Independent Auditors

We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Equisure, Inc. for the registration of 111,516 shares of its common stock and to the incorporation by reference therein of our report dated June 5, 1996, with respect to the consolidated financial statements of Equisure, Inc. included in its Schedule 14A, filed with the Securities and Exchange Commission on October 15, 1996.

/s/ Stirtz Bernards Boyden Surdel & Larter, P.A.

Edina, Minnesota
January 27, 1997